UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

TALARIS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40384	83-2377352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93 Worcester St.
Wellesley, Massachusetts		02481
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 502 398-9250

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TALS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer, President and Director

As previously announced, effective May 26, 2023, Scott Requadt left his role as Chief Executive Officer and President of Talaris Therapeutics, Inc. (the “Company”). Also on May 26, 2023, the Company and Mr. Requadt entered into a Strategic Advisor Agreement, pursuant to which Mr. Requadt will provide consulting and strategic business activities to the Company as requested through August 26, 2023 in exchange for a monthly retainer of $50,000. The foregoing description of the Strategic Advisor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Strategic Advisor Agreement, a copy of which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

In addition, on May 26, 2023, Mr. Requadt notified the Company of his intent to resign from the Board, effective immediately. Mr. Requadt’s departure was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or procedures.

Appointment of Interim Chief Executive Officer, President and Principal Executive Officer

Effective May 26, 2023, the Board of Directors of the Company (the “Board”) appointed Mary Kay Fenton, the Company’s Chief Financial Officer, as Interim Chief Executive Officer and President, until a successor is appointed. Ms. Fenton will also continue in her role as the Company’s Chief Financial Officer and principal financial officer.

Ms. Fenton has served as the Company’s Chief Financial Officer since March 2021. Ms. Fenton previously served as the Vice President of Strategic Operations, Vertex Cell & Genetic Therapies of Vertex Pharmaceuticals, Inc. (Nasdaq: VRTX) (“Vertex”) from October 2019 through February 2021. Ms. Fenton joined Vertex upon completion of the acquisition of Semma Therapeutics, Inc. (“Semma”) by Vertex in October 2019. From May 2019 until October 2019, Ms. Fenton served as the Chief Financial Officer and Chief Operating Officer of Semma. From January 2006 until December 2018, Ms. Fenton served as Chief Financial Officer of Achillion Pharmaceuticals, Inc. (“Achillion”) (acquired by Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN)), and from October 2000 until January 2006, Ms. Fenton held various financial positions of increasing responsibility at Achillion. Prior to joining Achillion, Ms. Fenton held various positions within the Technology Industry Group at PricewaterhouseCoopers LLP from August 1991 until October 2000. Ms. Fenton also serves on the board of directors of Oncorus, Inc. (Nasdaq: ONCR). Ms. Fenton holds an MBA in finance from the Graduate School of Business at the University of Connecticut and an AB in economics from the College of the Holy Cross. She is a Certified Public Accountant (CPA) (inactive).

Ms. Fenton has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Fenton and any other person pursuant to which she was appointed as a principal executive officer of the Company, nor are there any transactions to which the Company is or was a participant in which Ms. Fenton has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K, other than as disclosed in the Company’s filings with the Securities and Exchange Commission.

Item 8.01. Other Events.

On May 26, 2023, the Company issued a press release announcing the leadership transition described in this Current Report on Form 8-K. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Talaris Therapeutics, Inc. on May 26, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALARIS THERAPEUTICS, INC.

Date:	May 30, 2023	By:	/s/ Mary Kay Fenton
Name: Mary Kay Fenton Title: Chief Financial Officer and Interim Chief Executive Officer and President